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                                                                     EXHIBIT 3.2

                                    FORM OF
                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                HCI DIRECT, INC.

                    (pursuant to Sections 242 and 245 of the
                       Delaware General Corporation Law)

          HOSIERY CORPORATION OF AMERICA, INC., a Delaware corporation (the "Corporation"), the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on August 9, 1979 under the name Bear Brand Hosiery Corporation, HEREBY CERTIFIES AS FOLLOWS:

          1. Effective upon the filing of this Restated Certificate of Incorporation with the Secretary of State, each share of Common Stock outstanding shall be reclassified on a basis of __________ shares of Common Stock for each share of Common Stock outstanding and, accordingly, each share of Common Stock out standing shall, without further action by the Corporation or any stockholder, be deemed to represent ____________ shares of Common Stock, provided that all fractional shares resulting therefrom shall be eliminated and each holder thereof shall be entitled to receive a cash payment equal to such holder's fraction of a share of Common Stock multiplied by the per share fair market value, as determined by the Board of Directors.

          2. This Restated Certificate of Incorporation, restates, integrates and further amends the Corporation's Restated Certificate of Incorporation, as heretofore amended and restated. This Restated Certificate of Incorporation was proposed by the Board of Directors and was duly adopted by the written consent of the stock holders of the Corporation along with the provision of the requisite written notice in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL"). The text of this Restated Certificate of Incorporation, as so amended and restated is as follows:

          FIRST:  The name of the Corporation is HCI Direct, Inc. (hereinafter
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the "Corporation").
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          SECOND:  The address of the registered office of the Corporation in
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the State of Delaware is 1209 Orange Street, in the City of Wilmington, County
of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
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or activity for which a corporation may be organized under the GCL.

          FOURTH:  The total number of shares of capital stock which the
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Corporation shall have authority to issue is 72,000,000 shares, consisting of
(i) 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock") and (ii) 12,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

          A.  Common Stock.
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                1.  Voting Rights.  Except as otherwise required by applicable
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law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's Common Stockholders.

                2.  Dividends.  When and as dividends are declared thereon,
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whether payable in cash, property or securities of the Corporation, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

          B.   Preferred Stock.  The Board of Directors is expressly autho rized
               ---------------
to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to such mandatory or optional redemption at such time or times and at such price or prices, or, if appropriate, not subject to such mandatory or optional redemption, (ii) entitled to re ceive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of,

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the Corporation, or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

          FIFTH:  The following provisions are inserted for the management of
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the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

               (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

               (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

               (3) The number of directors of the Corporation shall not be less than three (3) nor more than fifteen (15), the exact number of directors to be fixed from time to time by, or in the manner provided in, the By-Laws of the Corpo ration. Election of directors need not be by written ballot unless the By-Laws so provide.

               (4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a direc tor, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

               (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated

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Certificate of Incorporation, and any By-Laws adopted by the stockholders;
provided, however, that no By-Laws hereafter adopted by the stockholders shall
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invalidate any prior act of the directors which would have been valid if such
By-Laws had not been adopted.

          SIXTH:  Meetings of stockholders may be held within or without the
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State of Delaware, as the By-Laws may provide.  The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Dela ware as such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

          SEVENTH:  The private property of the stockholders shall not be
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subject to the payment of corporate debts to any extent whatsoever.

          EIGHTH:  The Corporation reserves the right to amend, alter, change or
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repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stock holders herein are granted subject to this reservation.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed this ____ day of July, 1999.


                         HCI DIRECT, INC.



                         By: ___________________________
                              Name:  John F. Biagini
                              Title: Chairman and Chief
                                      Executive Officer

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